EXHIBIT 3.1
BYLAWS

OF

FIRST SOLAR, INC.

(hereinafter called the “Corporation”)

AMENDED AND RESTATED AS OF MAY 8, 2024

ARTICLE I

Meetings of Stockholders

Section 1. Place of Meetings. Meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors of the Corporation (the “Board of Directors”) or the Chair of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Adjournments of meetings may be held at the place at which the meeting adjourned is being held, or at any other place determined by the Board of Directors, whether or not a quorum shall have been present at such meeting.

Section 2. Annual Meetings. To the extent required by applicable law or the Amended and Restated Certificate of Incorporation of the Corporation, an annual meeting of the stockholders for the election of directors and for the transaction of such other business as shall have been properly brought before the meeting shall be held at such time and on such date as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation, subject to the rights of the holders of any series of preferred stock of the Corporation with respect to special meetings of the holders thereof, special meetings of the stockholders of the Corporation may be called at any time only by (i) the Board of Directors, (ii) the Chair of the Board of Directors or (iii) the Secretary of the Corporation at the written request in proper form, made in accordance with this Section 3, by one or more record holders (or their duly authorized agents) having an aggregate “net long position” (defined below) of at least twenty-five percent (25%) of the outstanding common stock of the Corporation as of the date such request is delivered to the Corporation, and having held such net long position continuously for at least one year prior to the date such request is delivered to the Corporation (the “Requisite Special Meeting Percent”). Any disposition by a requesting party (as defined below) after the date such request is delivered to the Corporation of any shares of common stock of the Corporation shall be deemed a revocation of such request with respect to such shares and such shares will not be included in determining whether the Requisite Special Meeting Percent has been satisfied.
For purposes of this Section 3 and determining the Requisite Special Meeting Percent, “net long position” shall be determined with respect to each record holder requesting a special meeting and each beneficial owner who is directing a record holder to act on such owner’s behalf (each record holder and beneficial owner, a “requesting party”) in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that:
(i) for purposes of such definition, in determining such requesting party’s “short position,” the reference in such Rule to (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date the relevant special meeting request is delivered to the Corporation and all dates in the one-year period prior thereto, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the common stock of the Corporation on The NASDAQ Global Select Market (or such other securities exchange designated by the Board of Directors if the common stock of the Corporation is not listed for trading on The NASDAQ Global Select Market) on such corresponding date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation and (D) a “subject security” shall refer to the issued and outstanding shares of common stock of the Corporation; and
(ii) the net long position of such requesting party shall be reduced by the number of shares of common stock of the Corporation as to which the Board of Directors determines that such requesting party does not, or will not, have the right to vote or direct the vote at such special meeting or as to which the Board of Directors determines that such requesting party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.
Whether a requesting party has complied with the requirements of this Section 3 shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders. Nothing herein shall be construed to give any stockholder a right to fix the date, time, or place, if any, of, or to fix any record date for, any special meeting of the stockholders of the Corporation.
In order for a stockholder requested special meeting under this Section 3 (a “Stockholder Requested Special Meeting”) to be called, one or more written requests for a special meeting (each, a “Stockholder Special Meeting Request,” and collectively, the “Stockholder Special Meeting Requests”) must be signed by the Requisite Special Meeting Percent of record holders (or their duly authorized agents) and must be delivered to the Secretary of the Corporation. The Stockholder Special Meeting Request shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by registered mail, return receipt requested. To be validly made in accordance with these bylaws, a Stockholder Special Meeting Request must:

(a) set forth a statement of the specific purpose of the meeting and the matters proposed to be acted on at it;
(b) as to each purpose for which the meeting is to be called, set forth (A) a reasonably brief description of such purpose, (B) a reasonably brief description of the specific proposal to be made or business to be conducted at the special meeting in connection with such purpose, (C) the text of any proposal or business to be considered at the special meeting in connection with such purpose (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (D) the reasons for calling a special meeting of the stockholders for such purpose, and (E) a reasonably brief description of any material interest of each requesting party in any proposal or business to be considered at the special meeting in connection with such purpose;
(c) bear the date of signature of each record holder (or duly authorized agent) signing the Stockholder Special Meeting Request;
(d) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of each such record holder (or on whose behalf the Stockholder Special Meeting Request is signed) and (B) the number of shares of common stock of the Corporation that are owned of record and beneficially by each such stockholder;
(e) include documentary evidence (A) of each such stockholder’s record and beneficial ownership of such common stock and (B) that the ownership of common stock of the Corporation by the requesting party satisfies the Requisite Special Meeting Percent;
(f) include (A) an acknowledgment of the requesting party that any disposition by such stockholder after the delivery to the Corporation of the Stockholder Special Meeting Request of any shares of common stock of the Corporation shall be deemed a revocation of the Stockholder Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Special Meeting Percent has been satisfied and (B) a commitment by such stockholder to continue to satisfy the Requisite Special Meeting Percent through the date of the Stockholder Requested Special Meeting and to notify the Corporation upon any disposition of any shares of the Corporation’s common stock;
(g) set forth a representation that each record holder or beneficial owner requesting the special meeting, or one or more representatives of each such record holder or beneficial owner, intends to appear in person at the special meeting to present the business bought before the special meeting;
(h) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act; and
(i) contain the information required by Section 7(b)(iii) of Article I of these bylaws, to the extent not already provided as required by this Section 3.

Each requesting party is required to supplement and update the information required by the foregoing clauses (a) through (i), as necessary, so that such information shall be true and correct as of the fifth business day prior to the Stockholder Requested Special Meeting.
In determining whether a special meeting of the stockholders has been validly requested by stockholders satisfying, in the aggregate, the Requisite Special Meeting Percent, multiple Stockholder Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if each such Stockholder Special Meeting Request (x) identifies substantially the same purpose of or business intended to be brought before the special meeting of the stockholders of the Corporation and substantially the same reasons for conducting such business at the special meeting, as determined by the Board of Directors, and (y) has been dated and delivered to the Secretary of the Corporation within 60 days of the earliest dated Stockholder Special Meeting Request relating to such business.
Any requesting party may revoke its special meeting request at any time by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by registered mail, return receipt requested, and if, following such revocation or any time after the delivery of a valid Stockholder Special Meeting Request, there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Special Meeting Percent, the Board of Directors, in its discretion, may cancel the special meeting. The requesting party shall certify in writing to the Secretary of the Corporation on the fifth business day prior to the Stockholder Requested Special Meeting as to whether such stockholder continues to satisfy the Requisite Special Meeting Percent.
Notwithstanding the foregoing, the Secretary of the Corporation shall not be required to call a Stockholder Requested Special Meeting if:
(a) the Board of Directors calls an annual or special meeting of the stockholders to be held not later than 60 days after the date on which a valid Stockholder Special Meeting Request has been delivered to the Secretary of the Corporation (the “Delivery Date”) relating to an identical or substantially similar item (a “Similar Item”) (as determined by the Board of Directors) to the item identified in the Stockholder Special Meeting Request; or
(b) the Stockholder Special Meeting Request (A) is received by the Secretary of the Corporation during the period commencing 90 days prior to the anniversary date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (B) contains a Similar Item to an item that was presented at any meeting of stockholders held within 120 days prior to the Delivery Date; (C) relates to an item of business that is not a proper subject for stockholder action under applicable law; (D) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (E) does not comply with the provisions of this Section 3.
Any special meeting shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these bylaws and the Delaware General Corporation Law. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date, time and place, if any, as may be fixed by the Board of Directors, on condition that the date of any Stockholder Requested Special Meeting shall be not more than 120 days after the Delivery Date. In fixing a date, time and place, if any, for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. The Board of Directors may postpone or reschedule any special meeting of the stockholders. Nothing herein shall be construed (i) to give any stockholder a right to fix the date, time, or place, if any, of, or to fix any record date for, any special meeting of the stockholders of the Corporation or (ii) as limiting, fixing or affecting the time when a special meeting of the stockholders called by action of the Board of Directors may be held.
Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the business stated in the Stockholder Special Meeting Request, except that nothing herein shall prohibit the Board of Directors from submitting matters, whether or not described in the Stockholder Special Meeting Request, to the stockholders at any Stockholder Requested Special Meeting. Notwithstanding the provisions of this Section 3 of these bylaws, unless otherwise required by law, if the stockholders (or qualified representatives of the stockholders) who submitted Stockholder Special Meeting Requests do not appear at the Stockholder Requested Special Meeting for the presentation of the matters that were specified in the Stockholder Special Meeting Request, the Corporation need not present such matters for a vote at such meeting. Nothing herein will limit the power of the Board of Directors or chair appointed for any special meeting in respect of the conduct of any such meeting.
Section 4. Notice of Meetings. Except as otherwise provided by applicable law or by the Amended and Restated Certificate of Incorporation, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten days nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall waive notice thereof as provided in Section 2 of Article VI of these Bylaws. Notice of adjournment of a meeting of the stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. If notice is given by electronic transmission, notice is given in accordance with and at the times provided in Section 232 of the General Corporation Law of the State of Delaware, as amended from time to time (the “General Corporation Law”)(or any provisions adopted in substitution or replacement thereof).

Section 5. Quorum; Adjournment. Except as otherwise provided by applicable law or by the Amended and Restated Certificate of Incorporation of the Corporation, the holders of a majority in total voting power of the outstanding capital stock of the Corporation entitled to vote at a meeting of the stockholders, present in person (including by means of remote communication) or represented by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders; provided, however, that where a separate vote by a class or series of capital stock is required, the holders of a majority in total voting power of the outstanding capital stock of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such vote on such matter. The chair of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chair of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. When a meeting is adjourned to another time or place (including due to a technical failure to convene or continue the meeting by remote communication), notice need not be given of the adjourned meeting if the date, time and place thereof (and, to the extent applicable, the means of remote communication for the meeting) are announced at the meeting at which the adjournment is taken, displayed during the time scheduled for the meeting on the electronic network used for the virtual meeting, or set forth in the notice of the meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting, unless a different period is prescribed by applicable law.

Section 6. Voting; Proxies. Unless otherwise required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the stock represented and voting on such question. Notwithstanding the foregoing, the election of directors shall be determined in accordance with Section 3(b) of Article II of these Bylaws. Each stockholder represented at a meeting of the stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. For purposes of this Section 6, a vote of the holders of a majority of the stock cast shall mean that the number of votes cast “for” a matter exceeds 50% of the number of votes cast with respect to that matter. Votes cast shall include votes against the matter and shall exclude abstentions and broker non-votes with respect to that matter, but abstentions and broker non-votes will be considered for purposes of establishing a quorum. Such votes may be cast in person or by proxy. In the event the Corporation receives proxies that direct votes in favor of disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in such proxies will be treated as abstentions. To the extent any stockholder uses its own proxy card in connection with directly or indirectly soliciting proxies from other stockholders, such proxy card must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 7. Order of Business. (a) At every meeting of stockholders, the Chair of the Board of Directors, or in such person’s absence or at such person’s direction, any person appointed by the Chair of the Board of Directors, shall act as chair of the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary of the Corporation, the chair of the meeting may appoint any person to act as secretary of the meeting.

(b)Annual Meetings. (i) Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at any annual meeting of the stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation (1) who is a holder of record at the time of the giving of the notice provided for in this Section 7 and at the time of the annual meeting of the stockholders, (2) who is entitled to vote at the annual meeting and (3) who complies with the procedures set forth in this Section 7. The immediately preceding sentence shall be the exclusive means for stockholders to make nominations or to bring other business proposals before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act), and included in the Corporation’s notice of meeting). Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors.

(ii)Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, for nominations to be properly made at and proposals of other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 7, the stockholder must have given timely notice thereof, which notice must comply with the requirements of Article I, Section 7(b)(iii) (including, in the case of nominations, timely delivery of the completed and signed questionnaire, representation and agreement required by Article I, Section 7(b)(vi) hereof), and timely updates and supplements thereof, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action under applicable law. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. The number of nominees a stockholder may nominate for election at an annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation by the later of the close of business on the fifth business day after the record date for the meeting or the deadline for the delivery of the stockholder’s notice, in the case of the update and supplement required to be made as of the record date, and not later than the close of business on the eighth business day prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. Notwithstanding the foregoing, if a stockholder providing notice and/or beneficial owner that intends to solicit proxies in support of director nominees other than the Corporation’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to Section 7(b)(iii)(E), such stockholder and/or beneficial owner shall inform the Corporation of this change by delivering a writing to the Secretary of the Corporation no later than two business days after the occurrence of such change. Any notice of a nomination shall include a representation that the stockholder will properly notify the Corporation in writing of any subsequent change in the information provided or required to be provided.

(iii)Any stockholder’s notice to the Secretary of the Corporation pursuant to Article I, Section 7 must include in writing the following, as applicable:

(A)in any case, as to the stockholders giving the notice and the beneficial owner(s) on whose behalf the nomination or proposal is made, (1) the name and address, as they appear on the Corporation’s books, of each such stockholder proposing such business or nomination and the name and address of each such beneficial owner and of their respective affiliates or associates or others acting in concert therewith; (2) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially or owned of record by such stockholder or stockholders, such beneficial owner and their respective affiliates or associates or others acting in concert therewith; (3) description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) involving any such stockholder or stockholders or such beneficial owners, directly or indirectly, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price change for, or maintain, increase or decrease the voting power of, such stockholder or such beneficial owners with respect to shares of stock of the Corporation; (4) a representation that the applicable stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business and (5) a representation whether the applicable stockholder intends to solicit proxies in support of such stockholder’s proposal;

(B)as to a notice relating to any business other than a nomination of a director or directors that such stockholders propose to bring before the meeting, as to such other business, (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and (3) any material interest in such business of any such stockholder or any such beneficial owner on whose behalf the proposal is made;

(C)as to a notice relating to the nomination of a director or directors, as to each person, if any, whom such stockholders propose to elect or nominate for election or reelection to the Board of Directors, in addition to the matters set forth in paragraph (A) above with respect to such proposed nominee, (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors in a contested election or is otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in any proxy statement and other proxy materials for the applicable meeting as a nominee and to serving as a director if elected) and (4) a description of all arrangements or understandings between any such stockholder or any such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder;

(D)with respect to each person, if any, whom such stockholders propose to elect or nominate for election or reelection to the Board of Directors, in addition to the matters set forth in paragraphs (A) and (C) above, any notice given to the Corporation must also include a completed and signed questionnaire, representation and agreement as specified by Article I, Section 7(b)(vi) hereof. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and

(E)in the case of a nomination to elect one or more directors to the Board of Directors, a representation that the stockholder giving notice and/or beneficial owner that intends to solicit proxies in support of director nominees other than the Corporation’s nominees will, to the extent any such proxies are solicited, (1) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (2) include a statement to that effect in its proxy statement and/or the form of proxy, (3) otherwise comply with Rule 14a-19 promulgated under the Exchange Act and (4) provide the Secretary of the Corporation not less than five days prior to the meeting or any adjournment, rescheduling or postponement thereof, with reasonable documentary evidence (as determined by the Secretary of the Corporation in good faith) that such stockholder and/or beneficial owner complied with such representations.

(iv)Notwithstanding the foregoing provisions of this Section 7 of Article I, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present an item of business or is no longer a holder of record on the date of such meeting, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7 of Article I, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of stockholders.

(v)Notwithstanding anything in paragraph (a)(i) above to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation earlier than the close of business on the 90th day prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(vi)To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice or other request under this Section 7 of Article I of these Bylaws and under the Amended and Restated Certificate of Incorporation) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (4) will abide by the requirements of Section 7 of Article I.

(c)Special Meetings. (i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may only be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder who (1) is a stockholder of record at the time of the giving of notice of the special meeting and at the time of the special meeting, (2) who is entitled to vote at the special meeting and (3) who complies with the procedures set forth in this Section 7 and the Amended and Restated Certificate of Incorporation of the Corporation as to such nomination. The immediately preceding sentence shall be the exclusive means for stockholders to make nominations before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(ii)In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice thereof, which notice must comply with the requirements of Article I, Section 7(b)(iii) (including timely delivery of the completed and signed questionnaire, representation and agreement required by Article I, Section 7(b)(vi) hereof), and timely updates and supplements thereof, in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the opening of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such stockholder’s notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation by the later of the close of business on the fifth business day after the record date for the meeting or the deadline for the delivery of the stockholder’s notice, in the case of the update and supplement required to be made as of the record date, and not later than the close of business on the eighth business day prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. Any such notice shall include a representation that the stockholder will properly notify the Corporation in writing of any subsequent change in the information provided or required to be provided.

(d)General. (i) Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, only such persons who are nominated in accordance with this Section 7 shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. The Chair of a meeting shall refuse to permit any business to be brought before the meeting which fails to comply with the foregoing or if a stockholder solicits proxies in support of such stockholder’s nominee or proposal without such stockholder having made the representation required by clause (A)(5) of paragraph (b)(iii) above, notwithstanding that proxies in respect of such nominee or proposal may have been received by the Corporation.

(ii)For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered pursuant to Section 7 of Article I. Nothing in this Section 7 of Article I shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of Preferred Stock if and to the extent provided for under the law, the Amended and Restated Certificate of Incorporation of the Corporation (or any designation of Preferred Stock issued thereunder)or these Bylaws.

Section 8. Meeting by Means of Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at such meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in such meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of such meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at such meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, (i) during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 10. Stock Ledger. The stock ledger of the Corporation shall constitute the list required by Section 9 of this Article I and shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of stockholders.

Section 11. Inspection of Election. The Corporation may, and at the request of any stockholder or if required by law shall, before or at each meeting of stockholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chair of the meeting may, and at the request of any stockholder or if required by law shall, appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of outstanding shares of capital stock of the Corporation and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of the stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 12. Proxy Access. (a) Subject to the provisions of this Section 12, the Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of the stockholders at which directors are to be elected, the name of, and the Required Information (as hereinafter defined) relating to, any person whom a stockholder proposes to nominate for election or reelection as a director (a “Stockholder Nominee”) who satisfies the eligibility requirements in this Section 12 (an “Eligible Stockholder Nominee”) and who is identified in a notice that complies with Section 12(e) of Article I and that is timely delivered pursuant to Section 12(f) of Article I (the “Stockholder Notice”) by a stockholder that satisfies, or by a group of no more than 20 stockholders that satisfy, the ownership and other requirements of this Section 12 (such stockholder or group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the Stockholder Notice to have such Eligible Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 12. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 12. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 12 shall apply to each member of the group; provided, however, that the Required Ownership Percentage (as hereinafter defined in Section 12(b) of this Article I) shall apply to the ownership of the group in the aggregate.

For purposes of this Section 12, the “Required Information” that the Corporation will include in its proxy statement is: (i) the information concerning the Eligible Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and as required by any applicable listing standards, (ii) if the Eligible Stockholder so elects, the Statement (as hereinafter defined in Section 12(i) of this Article I) and (iii) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Eligible Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 12.

(b)Eligible Stockholder Ownership Requirements. To qualify as an “Eligible Stockholder” pursuant to this Section 12, a stockholder or group of stockholders must (i) own and have owned (as hereinafter defined in Section 12(c) of this Article I) shares of the Corporation's common stock representing 3% or more (the “Required Ownership Percentage”) of the voting power of the outstanding shares of the Corporation’s capital stock entitled to vote generally in the election of directors as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Stockholder Notice (the “Required Shares”) continuously for at least three years as of both the date the Stockholder Notice is delivered to the Secretary of the Corporation in accordance with this Section 12 and the record date for determining stockholders entitled to vote at the relevant annual meeting of stockholders and (ii) thereafter continue to own the Required Shares through the date of such annual meeting.

For purposes of satisfying the ownership requirements of this Section 12(b), two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 14(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purposes of determining the members of a group of stockholders comprising one Eligible Stockholder, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 12.

(c)Definition of Ownership. For purposes of this Section 12:

(i)an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the stockholder possesses both:

(A)the full voting and investment rights pertaining to the shares; and

(B)the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares:

(1)sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed (including any short sale);

(2)borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or

(3)subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of: (I) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (II) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate; and

(ii) a stockholder “owns” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice; or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by such person; and

(iii) The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. The term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(d)Number of Eligible Stockholder Nominees. The maximum number of Eligible Stockholder Nominees nominated by all Eligible Stockholders pursuant to this Section 12 (including individuals that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12, but either are subsequently withdrawn or that the Board of Directors nominates as Board of Directors nominees) that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders, together with any nominees who were previously elected to the Board of Directors after being nominated pursuant to this Section 12 at any of the preceding two annual meetings of stockholders and who are re-nominated for election at such annual meeting by the Board of Directors, shall not exceed the greater of (i) two or (ii) 20% of the total number of directors in office as of the last day on which a Stockholder Notice may be delivered to the Secretary of the Corporation pursuant to this Section 12, or if the number of directors calculated in this clause (ii) is not a whole number, the closest whole number below 20% (such greater number, the “Maximum Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which a Stockholder Notice may be delivered to the Secretary of the Corporation pursuant to this Section 12 with respect to an annual meeting of stockholders, but before the date of such annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number of Eligible Stockholder Nominees nominated pursuant to this Section 12 included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.

Any Eligible Stockholder submitting more than one Eligible Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12 shall rank its Eligible Stockholder Nominees based on the order that such Eligible Stockholder desires such Eligible Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Eligible Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the Maximum Number of Eligible Stockholder Nominees provided for in this Section 12. In the event that the number of Eligible Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the Maximum Number of Eligible Stockholder Nominees provided for in this Section 12, the highest-ranking Eligible Stockholder Nominee who meets the requirements of this Section 12 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective notice of a nomination submitted to the Corporation in accordance with the procedures set forth in this Section 12. If the maximum number is not reached after the highest ranking Eligible Stockholder Nominee who meets the requirements of this Section 12 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. Following such determination, if any Eligible Stockholder Nominee who satisfies the eligibility requirements in this Section 12 (1) thereafter withdraws from the election (or his or her nomination is withdrawn by the Eligible Stockholder) or (2) is thereafter not included in the Corporation’s proxy materials or is not submitted for director election for any reason (including the failure to comply with this Section 12) other than due to a failure by the Corporation to include such Eligible Stockholder Nominee in the Corporation’s proxy materials in violation of this Section 12, no other nominee or nominees (other than any Eligible Stockholder Nominee already determined to be included in the Corporation’s proxy materials who continues to satisfy the eligibility requirements of this Section 12) shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof pursuant to this Section 12.

(e)Contents of Stockholder Notice. The inclusion of an Eligible Stockholder Nominee in the Corporation’s proxy materials shall be subject to the delivery to the Secretary of the Corporation of, and the Stockholder Notice shall set forth, the following:

(i)as to the Eligible Stockholder (including, in the case of a group, each member thereof) giving the Stockholder Notice, (A) the name and address of each such stockholder or stockholders and (B) the class and number of shares of the Corporation which are owned of record and beneficially by such stockholder or stockholders;

(ii)as to each Eligible Stockholder Nominee whom the Eligible Stockholder proposes to nominate for election to the Board of Directors pursuant to this Section 12:

(A)the Required Information (other than the information specified in clause (iii) of the definition of Required Information);

(B)the Eligible Stockholder Nominee’s written consent to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected; and

(C)a written representation and agreement from such Eligible Stockholder Nominee that such Eligible Stockholder Nominee:

(1)is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question if such agreement, arrangement or understanding has not been disclosed to the Corporation, or if such agreement, arrangement or understanding could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

(2)has not been during the past three years, is not, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation;

(3)intends to serve as a director of the Corporation for the full term for which such Eligible Stockholder Nominee is to stand for election; and

(4)will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors;

(iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv) the written agreement of the Eligible Stockholder (including, in the case of a group, each member thereof) addressed to the Secretary of the Corporation, setting forth the following additional agreements, representations, and warranties:

(A)one or more written statements of the Eligible Stockholder setting forth and certifying to the number of shares of the Corporation it is deemed to own for purposes of this Section 12;

(B)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date the Stockholder Notice is delivered to the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(C)that such Eligible Stockholder:

(1)acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent;

(2)presently intends to maintain the Required Ownership Percentage of the Required Shares through the date of the annual meeting of stockholders;

(3)has not nominated and will not otherwise nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Eligible Stockholder Nominee(s) being nominated pursuant to this Section 12;

(4)has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting of stockholders other than its Eligible Stockholder Nominee or a nominee of the Board of Directors;

(5)will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation;

(6)has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(7)confirms that it will notify the Corporation of any defects in, and otherwise update and supplement, the information provided to the Corporation pursuant to this Section 12 as required by Section 12(h); and

(8)as to any funds purporting to be a Qualifying Fund, within five business days after the date of the Stockholder Notice, will provide documentation reasonably satisfactory to the Corporation that demonstrates such funds satisfy the requirements of this Section 12 to be a Qualifying Fund; and

(D)that the Eligible Stockholder agrees to:

(1)assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that such Eligible Stockholder provided to the Corporation;

(2)comply with all other laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting of stockholders;

(3)indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 12;

(4)file with the Securities and Exchange Commission any solicitation materials with the Corporation’s stockholders relating to the annual meeting, one or more of the Corporation’s directors or director nominees or any Eligible Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; and

(5)intend to be present in person at the annual meeting (or virtually, if no in person meeting is held) or send a qualified representative in its place, to present its Eligible Stockholder Nominee at the meeting; and

(v)in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination.

(f)Timeliness of Stockholder Notice. To be timely under this Section 12, the Stockholder Notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date the Corporation’s proxy statement was first mailed to stockholders in connection with the prior year’s annual meeting of stockholders; provided, however, if no annual meeting of stockholders was held in the previous year, or if the date of the current year’s annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting of stockholders, the Stockholder Notice must be delivered to the Secretary of the Corporation not later than 120 days nor more than 150 days prior to the current year’s annual meeting of stockholders or not later than the 10th day following the date on which the Corporation makes a public announcement of the date of the current year’s annual meeting. In no event shall any adjournment or postponement of an annual meeting of stockholders, or the announcement thereof, commence a new time period (or extend any time period) for the delivery of the Stockholder Notice as described above.

(g)Director Questionnaires and Requests for Additional Information. At the request of the Corporation, the Eligible Stockholder Nominee must promptly, but in any event within five business days of such request, sign, complete and submit to the Corporation all questionnaires required of directors of the Corporation and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as may reasonably be required to permit the Board of Directors to determine the eligibility of each Eligible Stockholder Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(h)Inaccuracies in Information Provided by Eligible Stockholders or Eligible Stockholder Nominees. In the event that any information or communications provided by the Eligible Stockholder or the Eligible Stockholder Nominee to the Corporation or its stockholders, at the time provided or at any time thereafter through the date of the applicable annual meeting, is not true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Eligible Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to correct any such inaccuracy or omission, it being understood that providing any such notification shall not be deemed to cure any such inaccuracy or omission or limit the Corporation’s rights to omit an Eligible Stockholder Nominee from its proxy materials pursuant to this Section 12.

(i)Information Included in Proxy Statement. The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the Stockholder Notice is provided, a written statement for inclusion in the Corporation’s proxy statement, not to exceed 500 words, in support of its Eligible Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 12 shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Eligible Stockholder or Eligible Stockholder Nominee.

(j)Exclusion of Eligible Stockholder Nominees from Proxy Materials. The Corporation shall not be required to include, pursuant to this Section 12, any Eligible Stockholder Nominee in its proxy materials for any annual meeting of stockholders, and any such nomination shall be disregarded and no vote on such Eligible Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)the Secretary of the Corporation receives a notice (whether or not subsequently withdrawn) that an Eligible Stockholder nominating such Eligible Stockholder Nominee has nominated any person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for directors set forth in Article I, Section 7(b)(i)(C) of these By-laws;

(ii)the Eligible Stockholder Nominee (A) is, or has been within the three years preceding the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the Eligible Stockholder Nominee, an officer or director of a company that is a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Corporation, as determined by the Board of Directors, (B) is not independent, as determined by the Board of Directors, under any applicable listing standards, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (C) who does not meet the audit committee independence requirements under any applicable listing standards, is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (D) is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation that has not been disclosed to the Corporation, (E) is named a subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the stockholders its notice of annual meeting that includes the name of the Eligible Stockholder Nominee or, within the 10 years preceding such date, has been convicted in such a criminal proceeding, (F) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended or (G) upon becoming a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Amended and Restated Certificate of Incorporation, any applicable listing standard or applicable state or federal law, rule or regulation;

(iii)the Eligible Stockholder Nominee or the Eligible Stockholder (including, in the case of a group, any member thereof) who has nominated such Eligible Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director of the Board of Directors at the applicable annual meeting of stockholders, other than such Eligible Stockholder Nominee or a nominee of the Board of Directors;

(iv)the Eligible Stockholder Nominee or the Eligible Stockholder (including, in the case of a group, any member thereof) shall have provided information to the Corporation in respect of such nomination that was not true and correct in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading; or

(v)if the Eligible Stockholder (including, in the case of a group, any member thereof) or applicable Eligible Stockholder Nominee otherwise shall have breached or contravened any of its or their agreements, representations or undertakings or failed to comply with this Section 12.

(k)Invalid Nominations. Notwithstanding anything to the contrary set forth in this Section 12, the Board of Directors or, during the applicable annual meeting of stockholders, the chair of the annual meeting of stockholders shall declare a nomination by a Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (i) the Eligible Stockholder (including, in the case of a group, any member thereof) or the applicable Eligible Stockholder Nominee shall have breached its or their obligations under this Section 12, including, but not limited to, a breach of any representations, agreements or undertakings required under this Section 12, (ii) such Eligible Stockholder Nominee or the applicable Eligible Stockholder (including, in the case of a group, any member thereof) shall have provided information to the Corporation in respect of such nomination that was not true and correct in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading or (iii) the Eligible Stockholder (or a qualified representative thereof) does not appear in person at the annual meeting of stockholders (or virtually, if no in person meeting is held) to present any nomination pursuant to this Section 12.

(l)Ineligibility of Certain Eligible Stockholder Nominees. Any Eligible Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders shall be ineligible to be a Eligible Stockholder Nominee pursuant to this Section 12 for the next two annual meetings of stockholders if such Eligible Stockholder Nominee (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (ii) does not receive at least 25% of the votes cast (with respect to the election of the Eligible Stockholder Nominee) in favor of the Eligible Stockholder Nominee’s election.

(m)Exclusive Method of Proxy Access. Except as required by law, this Section 12 shall be the exclusive method for stockholders (including beneficial owners of stock) to include nominees for director election in the Corporation’s proxy materials.

(n)Board Interpretation. The Board of Directors shall have the exclusive power and authority to interpret the provisions of this Section 12 and make, in good faith, all determinations deemed necessary or advisable in connection with this Section 12 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation, its stockholders, beneficial owners and all other parties.

ARTICLE II

Directors

Section 1. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these Bylaws, conferred upon or reserved to the stockholders.

Section 2. Number of Directors. The number of directors of the Corporation shall not be less or more than the range specified in the Amended and Restated Certificate of Incorporation of the Corporation, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the entire Board of Directors. As used in these Bylaws, the term “entire Board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships.

Section 3. Qualification and Election of Directors. (a) Directors need not be stockholders or citizens or residents of the United States of America. Each of the directors shall hold office until his resignation or removal in the manner hereinafter provided.

(b) Election of Directors. (i) Except as otherwise required by statute or by the Amended and Restated Certificate of Incorporation of the Corporation, each person to be elected as a director shall be elected by a majority of the votes cast with respect to such person’s election; provided, however, that in a Contested Election, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class. For purposes of this Section 3(b), (A) a person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “for” such person’s election exceeds the number of votes cast “against” such person’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such person’s election, (B) “Contested Election” shall mean any election for directors in which the number of nominees for director exceeds the number of Board seats open for election, and (C) “Uncontested Election” shall mean any election for directors other than a Contested Election. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of nominees for director no longer exceeds the number of Board seats open for election, the election shall not be considered a Contested Election.

(ii) If an incumbent director receives less than a majority of the votes cast with respect to such director’s election in an Uncontested Election, such director shall promptly tender his or her resignation to the Chair of the Board of Directors for consideration by the Nominating and Governance Committee. No later than 90 days following the receipt of any such tendered resignation, (A) the Board of Directors shall, taking into account any recommendation by the Nominating and Governance Committee, take formal action with respect thereto (which action may include accepting or rejecting such tendered resignation, or taking other action considered appropriate) and (B) the Corporation shall publicly disclose the Board of Directors’ decision and, in the event that the Board of Directors does not accept such tendered resignation, the rationale for such decision. The Nominating and Governance Committee, in making any recommendation under this Section 3(b), and the Board of Directors, in making any decision under this Section 3(b), may consider any factors or other information they consider appropriate or relevant.

Section 4. Resignations. Subject to Section 3(b) of this Article II, (a) any director may resign at any time; (b) such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chair of the Board of Directors, the Chief Executive Officer or the Secretary; and (c) unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal. Directors may only be removed as provided in the Amended and Restated Certificate of Incorporation of the Corporation.

Section 6. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their earlier resignation or removal.

Section 7. Chair of the Board of Directors. The directors shall elect one of the members of the Board of Directors to be Chair of the Board of Directors. The Chair of the Board of Directors shall perform such duties as are specified in these Bylaws and any such additional duties that may from time to time be assigned by the Board of Directors. The Chair of the Board of Directors may, but need not be, an officer of the Corporation. The Chair of the Board of Directors may be removed from such position by the Board of Directors at any time.

Section 8. Annual Meetings. The Board of Directors shall meet for the election of officers and the transaction of other business as soon as practicable after each annual meeting of the stockholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting; provided, however, that a quorum is present. Such meeting may be held at any other time or place specified in a notice given as hereinafter provided for regular meetings of the Board of Directors.

Section 9. Regular Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of regular meetings of the Board of Directors by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director.

Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or the Chief Executive Officer, and shall be called by the Secretary of the Corporation upon the written request of not less than a majority of the members of the Board of Directors then in office. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director. Unless otherwise stated in the notice thereof, any and all business shall be transacted at any meeting without specification of such business in the notice.

Section 11. Quorum. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12. Actions of Board of Directors. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all the members of the Board of Directors then in office consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The date on which an electronic transmission is transmitted shall be deemed to be the date on which consent was given for the applicable action, even if such electronic transmission is subsequently followed by a written consent that is dated after such date of transmission.

Section 13. Organization. Meetings shall be presided over by the Chair of the Board of Directors, or in the absence of the Chair of the Board of Directors, by such other person as the directors may select. The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary of the Corporation, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 14. Meeting by Means of Conference Telephone. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this Section 14 shall constitute presence in person at such meeting.

Section 15. Compensation. Each director, other than directors who are officers or employees of the Corporation or any of its subsidiaries, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash, stock and equity) for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. Each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as director. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
ARTICLE III

Committees

Section 1. Constitution and Powers. Except as otherwise provided by applicable law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws, the Board of Directors may, by resolution of a simple majority of its members, designate one or more committees. Initially, the Corporation shall have the following committees of the Board of Directors: the nominating and corporate governance committee, the audit committee and the compensation committee. Each committee shall consist of one or more directors of the Corporation. Except as provided by applicable law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws, the Board of Directors, by a simple majority vote of its members, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any matters which would not otherwise require a higher vote than a simple majority vote of the Board of Directors. Except as required by applicable law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws, for those matters that require a higher vote of the Board of Directors than a simple majority vote, the Board of Directors, by such requisite higher vote, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any such matters requiring such requisite higher vote.

Section 2. Organization of Committees. (a) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee and (b) in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each committee that may be established by the Board of Directors may fix its own rules and procedures. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.

ARTICLE IV

Officers

Section 1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall include a Chief Executive Officer, a Chief Financial Officer, one or more Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also appoint a Chief Accounting Officer, one or more Vice Presidents (including Executive and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, Assistant Controllers or such other officers as it may deem proper. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Amended and Restated Certificate of Incorporation or these Bylaws; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The officers of the Corporation need not be stockholders or directors of the Corporation.

Section 2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.

Section 3. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof or by any superior officer upon whom such power may be conferred by the Board of Directors.

Section 4. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled at any time by the Board of Directors, or if such officer was appointed by the Chief Executive Officer, then by the Chief Executive Officer.

Section 6. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, Chief Financial Officer or Secretary of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present, in each case subject to having obtained the requisite Board of Directors’ and stockholders’ approvals with respect to any such matter. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 7. Chair of the Board of Directors. The Chair of the Board of Directors shall have such powers and shall perform such duties as are specified in Section 7 of Article II of these Bylaws.

Section 8. Chief Executive Officer. The Chief Executive Officer shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The Chief Executive Officer may preside at meetings of the stockholders and the Board of Directors in the absence or at the direction of the Chair of the Board of Directors. The Chief Executive Officer shall, in general, perform all duties incident to the office of Chief Executive Officer and shall have such other duties as the Board of Directors may from time to time prescribe. Without limiting the generality of the foregoing, the Chief Executive Officer may enter into and execute in the name of the Corporation contracts and other obligations which implement policies established by the Board of Directors.

Section 9. President. Any President shall have such powers and shall perform such duties as the Board of Directors, the Chief Executive Officer or these Bylaws may from time to time prescribe. Without limiting the generality of the foregoing, Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board of Directors.

Section 10. Vice President. Any Vice President shall have such duties as the Board of Directors, the Chief Executive Officer, his superior officer or these Bylaws may from time to time prescribe. Without limiting the generality of the foregoing, Vice Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board of Directors.

Section 11. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these Bylaws may from time to time prescribe. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board of Directors.

Section 12. Treasurer. The Treasurer shall have the custody of the corporation funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, taking proper vouchers for such disbursements.

Section 13. Chief Accounting Officer. The Chief Accounting Officer, if any, shall serve as the principal accounting officer of the Corporation, unless such role is performed by the Chief Financial Officer. The Chief Accounting Officer shall, when requested, counsel with and advise the other officers of the Corporation regarding the Corporation’s accounting matters and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or these Bylaws may from time to time prescribe.

Section 14. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chair of the Board of Directors, the Chief Executive Officer, the directors or stockholders, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chair of the Board of Directors or the Chief Executive Officer. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chair of the Board of Directors or the Chief Executive Officer, and attest the same.

Section 15. Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, Chief Accounting Officer, Secretary or these Bylaws may from time to time prescribe. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless so designated by the Board of Directors.

Section 16. Other Officers. Any other officer appointed by the Board of Directors shall have such titles and duties as the Board of Directors, the Chief Executive Officer, his or her superior officer or these Bylaws may from time to time prescribe. Without limiting the generality of the foregoing, such officers may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board of Directors.

Section 17. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Chief Financial Officer or the Treasurer, with approval of the Chief Executive Officer, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Treasurer shall deem necessary or appropriate; provided, however, that payments from such bank accounts are to be made upon and according to the check of the Corporation as shall be specified in the written instructions of the Chief Financial Officer or the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chief Executive Officer.

ARTICLE V

Stock

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chair of the Board of Directors, the Chief Executive Officer or a President or a Vice President and (ii) by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

Section 2. Signatures. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 4. Transfers. Except as otherwise prescribed by applicable law or by the Amended and Restated Certificate of Incorporation of the Corporation, and subject to any transfer restrictions applicable thereto and conspicuously noted on the stock certificate, stock of the Corporation shall be transferable in the manner prescribed in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, and upon surrender of the certificate or certificates for such stock properly endorsed. Every certificate exchanged, returned or surrendered shall be marked “Canceled”, with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation, its stockholders or creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

Section 6. Record Date. In order that the Corporation may determine the stockholders entitled to (i) notice of or to vote at any meeting of the stockholders or any adjournment thereof, (ii) unless otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, express consent to corporate action by written consent without a meeting, (iii) receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or (iv) for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall, unless otherwise required by law, not be: (a) in the case of clause (i) above, more than 60 nor less than ten days before the date of such meeting, (b) in the case of clause (ii) above, more than ten days after the date upon which the resolution fixing the record date was adopted by the Board of Directors and (c) in the case of clauses (iii) and (iv), more than 60 days prior to such action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation), when no prior action by the Board of Directors is required under the General Corporation Law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and when prior action by the Board of Directors is required under the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
Section 8. Regulations. Except as otherwise provided by applicable law or in the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors

shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

ARTICLE VI

Notices

Section 1. Notices. Whenever written notice is required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission or other electronic transmission. Any notice given by facsimile transmission shall be deemed to have been given upon confirmation of receipt by the addressee.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, to be given to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director or a stockholder in person or by proxy at such a meeting shall constitute a waiver of notice to such director or stockholder of such meeting, except when such director or stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

General Provisions

Section 1. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 2. Dividends. Subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any meeting, and may be paid in cash or in property. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 3. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, or such other period as may be adopted by resolution of the Board of Directors.

Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. Saving Clause. These Bylaws are subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and applicable law. If any provision of these Bylaws is inconsistent with the Amended and Restated Certificate of Incorporation of the Corporation or the General Corporation Law, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws.

Section 7. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, (a) the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the stockholders; (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation arising pursuant to any provision of the General Corporation Law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws (as either may be amended from time to time); (iv) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine or (v) any action or proceeding asserting an “internal corporate claim”, as that term is defined in Section 115 of the General Corporation Law; provided, however, that this clause (a) shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7 of Article VII.

Section 8. Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, all portions of any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, all portions of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII

Indemnification

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

Section 9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

ARTICLE IX

Amendments

Section 1. Amendment, etc. The Board of Directors shall have the power to adopt, amend or repeal Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.
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